                                                   This filing is made pursuant
                                                   to Rule 424(b)(3) under
                                                   the Securities Act of
                                                   1933 in connection with
                                                   Registration No. 333-15777



                          Prospectus Supplement No. 30


The Prospectus dated November 14, 1996 (the "Prospectus") relating to the offer for resale of up to $115,000,000 aggregate principal amount of 5.5% Convertible Subordinated Debentures due 2006 of Aames Financial Corporation (the "Company") and 6,160,713 shares of the common stock of the Company, par value $0.001 per share, into which such Debentures are convertible is hereby amended as follows:

The following entity is hereby named as a Selling Security Holder as contemplated on page 33 of the Prospectus:



             Selling Security Holder          Principal Amount of Debentures
             -----------------------          ------------------------------
         LIPCO Partners                                $2,250,000
         101 Park Avenue, 6th Floor
         New York, New York 10178


          The date of this Prospectus Supplement is February 13, 1998.